UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 29, 2021

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	IT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter): Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On August 3, 2021, Gartner, Inc. (the “Company” or “Gartner”) announced financial results for the three months ended June 30, 2021. A copy of the Company’s Press Release is furnished herein as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 29, 2021, the Board of Directors (the “Board”) of Gartner elected Diana S. Ferguson as a director, effective immediately.

Diana S. Ferguson is the founder and principal of Scarlett Investments, LLC, an investment and advisory company for middle-market consumer products businesses founded in 2013. From 2015 to 2020, she served as CFO of Cleveland Avenue, LLC, a venture capital investment company. Previously, Ms. Ferguson also served as CFO of the Chicago Board of Education; senior vice president and CFO at The Folgers Coffee Company; and executive vice president and CFO of Merisant Worldwide, Inc., a manufacturer of sweetener products. Ms. Ferguson currently serves as a director of Invacare Corporation, Mattel, Inc. and Sally Beauty Holdings, Inc. Ms. Ferguson is a former director of Frontier Communications Corporation and TreeHouse Foods, Inc. Ms. Ferguson brings extensive financial and public company director experience to the Board.

As a director, Ms. Ferguson will participate in the compensation program applicable to all non-employee directors, which is described under the heading “The Board of Directors - Compensation of Directors” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 19, 2021.

ITEM 7.01. REGULATION FD DISCLOSURES.

Financial Results

Gartner has scheduled a webcast call at 8:00 a.m. Eastern time on Tuesday, August 3, 2021 to discuss the Company’s financial results for the second quarter of 2021. An earnings supplement will also be available via the Internet by accessing the Company’s website at https://investor.gartner.com. An audio replay of the webcast will also be available on the Company's website.

Share Repurchase Authorization

On July 29, 2021, the Company’s Board of Directors authorized incremental share repurchases of up to an additional $800 million of Gartner’s common stock. This authorization is in addition to the previously authorized repurchases of up to $2.0 billion, which as of the end of July 2021 had approximately $231 million remaining.

Repurchases of common stock by the Company may be effected from time to time through open market purchases, trading plans established in accordance with the U.S. Securities and Exchange Commission’s rules, accelerated stock repurchases, private transactions or other means, depending on satisfactory market conditions, applicable legal requirements and other factors. The Company is not obligated to repurchase any particular amount of common stock, and it may be suspended at any time at the Company’s discretion.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Press Release issued on August 3, 2021 with respect to financial results for Gartner, Inc. for the three months ended June 30, 2021.

104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: August 3, 2021	By:	/s/ Craig W. Safian

Craig W. Safian Executive Vice President and Chief Financial Officer